EXHIBIT 23.1



    CONSENT OF GRANT THORNTON, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 8, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of International DisplayWorks, Inc. on Form 10-K for the year ended October 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of International DisplayWorks, Inc. on Form S-8 (File Number 333-120404, effective November 12, 2004) pertaining to a Stock Option Agreement and 2004 Employment Agreement, Form S-8 (File No. 333-108907, effective September 18, 2003) pertaining to the Amended 2000 Employee Equity Incentive Plan, Form S-8 (File No. 333-87296, effective May 1, 2002) pertaining to the 2000 Employee Equity Incentive Plan and Stock Option Agreements, Form S-8 (File No. 333-87298, effective May 1, 2002) pertaining to the 1999 Stock Option Plan for Non-Employee Directors and the Morrow Snowboards, Inc. 1990 Equity Incentive Plan and Form S-8 (File No. 333-04761, effective May 30, 1996) pertaining to the Morrow Snowboards, Inc. Stock Option Plan for Non-Employee Directors and related Prospectuses.


/s/ Grant Thornton
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Grant Thornton


Hong Kong
December 30, 2004